Exhibit 10.3
EXECUTION
SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of January 31, 2008 by and among (1) ALLIS-CHALMERS ENERGY INC., a Delaware corporation (the “Subordinated Creditor”), and (2) STANDARD BANK PLC, as administrative agent for the Senior Creditors (as defined below) (in such capacity, the “Senior Agent”), and acknowledged and agreed to by (3) BCH LTD., a corporation organized and existing under the laws of the Province of Alberta, Canada (“BCH”), (4) BCH ENERGY DO BRASIL SERVIÇOS DE PETRÓLEO LTDA., a company organized and existing under the laws of Brazil (“BCH Brazil”, and together with BCH, collectively, the “Obligors” and each an “Obligor”) and (5) BRAZALTA RESOURCES CORP., a public corporation organized and existing under the laws of the Province of Alberta, Canada (“BRX”).
WITNESSETH:
WHEREAS, the Obligors, as borrowers thereunder, the financial institutions and other entities from time to time party thereto (collectively, the “Senior Lenders” and each a “Senior Lender”) and the Senior Agent have entered into that certain Credit Agreement dated as of June 26, 2007 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “Senior Credit Agreement”), pursuant to which, among other things, the Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Obligors;
WHEREAS, all of the Senior Obligations owing by the Obligors to the Senior Lenders and the other Senior Creditors under the Senior Debt Documents (i) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Obligors (the “Obligor Collateral”) and (ii) are guaranteed by BRX and each Subsidiary of the Obligors, which guaranties are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of such Subsidiaries and the Equity Interests in BCH held by BRX (the “Guarantor Collateral” and, together with the Obligor Collateral, collectively, the “Collateral”);
WHEREAS, the Obligors have entered into a credit agreement dated as of the date hereof, among BCH, as borrower, BCH Brazil, as guarantor, and the Subordinated Creditor, as lender (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “Subordinated Credit Agreement”), pursuant to which (i) the Subordinated Creditor will provide a US$40,000,000 convertible credit facility in favor of BCH on the terms and subject to the conditions set forth therein and (ii) BCH will grant a debenture as of the date hereof convertible into common shares of BCH in accordance with the terms thereof (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with this Agreement, the “Subordinated Debenture”) and
WHEREAS, (i) the Obligors have requested the Senior Agent and the Senior Lenders to waive compliance with certain provisions of the Senior Credit Agreement and related documents thereunder in connection with the issuance of the Subordinated Debenture and (ii) the Senior Agent and the Senior Lenders are willing to agree to the requested waivers but only if the Subordinated Creditor, the Obligors and BRX enter into this Subordination Agreement in order, among other things, to set forth the relative rights and priorities of the Senior Creditors and the Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents;

NOW, THEREFORE, in consideration of the premises contained herein and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
Section 1. Definitions and Interpretation.(a) Definitions. The following terms shall have the following meanings in this Agreement: “Agreement” is defined in the first paragraph of this Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Calgary, Alberta, in Sao Paulo, Brazil, in New York, New York and in London, England are authorized or required by law to close.
“Collateral” is defined in the second recital to this Agreement.
“Discharge of Senior Obligations” or Paid-In-Full” and “Payment-In-Full” means, with respect to all of the Senior Obligations, that all of such Senior Obligations have been indefeasibly paid in full in cash and all commitments to extend credit under the Senior Debt Documents have been terminated.
“Distribution” means, with respect to any indebtedness, ownership interest or other obligations, (a) any payment or distribution by any Obligor of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, ownership interest or obligation, (b) any redemption, purchase or other acquisition of such indebtedness, ownership interest or obligation by any Obligor (other than sales or other transfers of Subordinated Debt to third parties pursuant to Section 2(g)), or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, ownership interest or obligation in or upon any property of any Obligor.
“Enforcement Action” means (a) to take from or for the account of any Obligor or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against any Obligor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to cause any Obligor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) take any action under the provisions of any state or federal or other applicable law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor or any such guarantor. For avoidance of doubt, “Enforcement Action excludes the Permitted Subordinated Debt Conversion.

“Equity Interests” means, as to any Person, (a) any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non voting) of or interests in corporate or capital stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all beneficial interests in a trust or similar entity, (e) all other equity or ownership interests in such Person of any other type, and (f) all warrants, rights or options to purchase or otherwise acquire any of the foregoing.
“Guarantor Collateral” is defined in the second recital to this Agreement.
“Insolvency or Liquidation Proceeding” or “Proceeding” means any voluntary or involuntary insolvency, bankruptcy (including any case or proceeding under the Bankruptcy Code), receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors or any other marshalling of assets or liabilities, appointment of a custodian, receiver, trustee or other officer with similar powers or any other case proceeding for the liquidation, dissolution or other winding up of a Person or with respect to a Person or a material portion of any Person’s assets or any other similar case or proceeding.
“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
“Lien Enforcement Action” is defined in Section 4(a)(i)(A).
“Obligor Collateral” is defined in the second recital to this Agreement.
“Option and Governance Agreement” is defined in the Subordinated Credit Agreement in effect as of the date hereof.
“Permitted Senior Debt Refinancing Documents” means any financing documentation which replaces the Senior Credit Agreement and the other Senior Debt Documents and pursuant to which the Senior Obligations are Refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those (a) then existing in the Senior Debt Documents or (b) which could be included in the Senior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.
“Permitted Senior Debt Refinancing” means any Refinancing of the Senior Obligations entered into pursuant to the Permitted Senior Debt Refinancing Documents.

“Permitted Subordinated Debt Conversion” means a conversion of the Subordinated Debt and the Subordinated Debenture into common shares in the capital of BCH in accordance with the terms of the Subordinated Debenture as in effect on the date hereof.
“Permitted Subordinated Debt Payments” means (a) any Permitted Subordinated Debt Refinancing, (b) following the Discharge of Senior Obligations, any repayment of principal under the Subordinated Credit Agreement or the Subordinated Debenture, (c) the Permitted Subordinated Debt Conversion, or (d) any payment or Distribution in respect of the Subordinated Debt which consists solely of (i) payments of interest on the Subordinated Debt which are regularly scheduled payments of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents (including payments of interest on the Subordinated Debt in accordance with Section 9.1(a) of the Option and Governance Agreement), or (ii) payments of fees and reasonable out-of-pocket expenses which are payable according to the terms of the Subordinated Debt Documents, in each case pursuant to the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with this Agreement.
“Permitted Subordinated Debt Refinancing” means any Refinancing of the Subordinated Debt entered into pursuant to the Permitted Subordinated Debt Refinancing Documents.
“Permitted Subordinated Debt Refinancing Documents” means any financing documentation which replaces the Subordinated Credit Agreement, the Subordinated Debenture and the other Subordinated Debt Documents and pursuant to which all or any portion of the Subordinated Debt is Refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those (a) then existing in the Subordinated Debt Documents or (b) which could be included in the Subordinated Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.
“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
“Post-Petition Interest” means interest accruing in respect of Senior Obligations after the commencement of any Proceeding by or against any Obligor or any other Senior Obligor, at the rate applicable to such Senior Obligations pursuant to the Senior Debt Documents, and any other interest that would have accrued but for commencement of such proceedings.
“Refinance” shall mean, in respect of any Senior Obligations or Subordinated Debt, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Senior Obligations or Subordinated Debt in whole or in part, whether with the same or different lenders, agents or arrangers. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Subordinated Securities” means any debt or equity securities of any Obligor or any other Person that are distributed to a Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Obligations (or any debt or equity securities issued in substitution of all or any portion of the Senior Obligations) to at least the same extent as the Subordinated Debt is subordinated to the Senior Obligations, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Obligations has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Obligations. For the avoidance of doubt, Equity Interests consisting of common shares in the capital of BCH issued to the Subordinated Creditor pursuant to the Permitted Subordinated Debt Conversion shall not constitute Reorganization Subordinated Securities.
“Senior Agent” is defined in the first paragraph to this Agreement and includes any successor or replacement administrative agent appointed pursuant to the Senior Debt Documents.
“Senior Credit Agreement” is defined in the first recital to this Agreement.
“Senior Creditor” means (a) the Senior Agent and (b) each Senior Lender, and includes, in the case of each of the foregoing, each of its respective successors and assigns.
“Senior Obligor” means BRX, any Obligor or any other Subsidiary of an Obligor that is or becomes a party to a Senior Debt Document.
“Senior Debt Default” means any Senior Payment Default or Senior Non-Payment Default.
“Senior Debt Default Notice” means a written notice from the Senior Agent to the Subordinated Creditor, pursuant to which the Subordinated Creditor is notified of the occurrence of a Senior Debt Default, which notice shall specify in reasonable detail such Senior Debt Default.
“Senior Debt Documents” means (a) prior to the consummation of any Permitted Senior Debt Refinancing, the Senior Credit Agreement and all security agreements, mortgages, guaranties and other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, and (b) on and after the consummation of any Permitted Senior Debt Refinancing, the Permitted Senior Debt Refinancing Documents.

“Senior Lender” is defined in the first paragraph to this Agreement and includes their respective successors and assigns.
“Senior Non-Payment Default” means any “Default” or “Event of Default” under the Senior Credit Agreement (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
“Senior Obligations” means, collectively, all obligations, liabilities and indebtedness of every nature of the Obligors or any other Senior Obligor from time to time owed to any Senior Creditor pursuant to the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding, together with (i) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (ii) any Post-Petition Interest. For purposes of this definition, Senior Obligations under the Senior Debt Documents shall be considered to be outstanding whenever any loan commitment under the Senior Debt Documents is outstanding or otherwise in effect and has not been terminated, whether or not any sums are outstanding in respect of such commitment.
“Senior Payment Default” means any “Default” or “Event of Default” under the Senior Credit Agreement resulting from the failure of any Senior Obligor to pay, on a timely basis, any principal or interest, or any fees or other amounts under the Senior Debt Documents, including, without limitation, any default in payment of Senior Obligations after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such a payment Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.
“Subordinated Debenture” is defined in the third recital to this Agreement.
“Subordinated Debt” means all of the indebtedness and other obligations of the Obligors, their respective subsidiaries and any other guarantor to the Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Credit Agreement or the Subordinated Debenture, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of a Proceeding.
“Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting any Subordinated Creditor to accelerate the payment of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” means a written notice from any Obligor or any Subordinated Creditor to the Senior Agent, pursuant to which the Senior Agent is notified of the occurrence of a Subordinated Debt Default, which notice shall specify in reasonable detail such Subordinated Debt Default.
“Subordinated Debt Documents” means (a) prior to the consummation of any Permitted Subordinated Debt Refinancing, the Subordinated Credit Agreement, the Subordinated Debenture, the Option and Governance Agreement, any guaranty with respect to the Subordinated Debt, and all security agreements, mortgages, guaranties and other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement, and (b) on and after the consummation of any Permitted Subordinated Debt Refinancing, the Permitted Subordinated Debt Refinancing Documents.
“Subsidiary” mean any corporate entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect or appoint a majority of the board of directors or similar governing body of such corporate entity is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For the purpose of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of directors, managing directors, managing general partners or any equivalent body, or (b) veto, direct or cause the direction of the management and policies of such Person.
“UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
(b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, subject to any restriction on modifying such agreement, document or instrument as set forth in this Agreement, (ii) any reference herein (A) to any person shall be construed to include such person’s successors and assigns and (B) to any Obligor or any other Senior Obligor shall be construed to include such Obligor or such Senior Obligor as debtor and debtor-in-possession and any receiver or trustee for any Obligor or any other Senior Obligor, as the case may be, in any Proceeding, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2. Subordination.
(a) Subordination of Subordinated Debt to Senior Obligations. Except as otherwise provided in this Agreement, each Senior Obligor covenants and agrees, and the Subordinated Creditor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment-In-Full of all Senior Obligations. Each Senior Creditor and any other holder of any Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired and held such Senior Obligations in reliance upon the provisions contained in this Agreement.

(b) Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Obligor:
(i) All Senior Obligations shall first be Paid-In-Full before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Creditor on account of any Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if the Subordinated Creditor and the Senior Agent shall have entered into such supplements to or modifications to this Agreement as the Senior Agent may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Obligations (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).
(ii) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if the Subordinated Creditor and the Senior Agent shall have entered into such supplements to or modifications to this Agreement as the Senior Agent may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Obligations (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein) shall be paid or delivered directly to the Senior Agent (to be held and/or applied by the Senior Agent in accordance with the terms of the Senior Debt Documents) until all of the Senior Obligations have been Paid-In-Full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agent. The Subordinated Creditor also irrevocably authorizes and empowers the Senior Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.
(iii) The Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Obligations, the Senior Debt Documents, or any liens and security interests or guaranties securing any of the Senior Obligations.
(iv) The Subordinated Creditor shall be entitled to vote its claims in any Insolvency or Liquidation Proceeding so long as the Subordinated Creditor does not (A) challenge any Liens of the Senior Creditors or (ii) challenge or dispute the validity of this Agreement. The Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by the Senior Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to ten (10) days before the expiration of the time to file any such proof of claim (if such Subordinated Creditor has failed to file such proof of claim prior to such date) and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim (it being agreed that any such Subordinated Creditor may thereafter vote such claim (or change or amend the Senior Agent’s vote)); provided, that the Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote in respect of any such proof of claim; provided, further, that the Senior Agent shall provide to the Subordinated Creditors a copy of any such proof of claim filed by it promptly after making such filing.

(v) This Agreement shall continue in full force and effect after the commencement of any Insolvency or Liquidation Proceeding (in the event of any Insolvency or Liquidation Proceeding involving a particular Obligor, all references herein to such Obligor shall be deemed to apply to such Obligor as debtor-in-possession and to a trustee for such Obligor’s estate in an Insolvency or Liquidation Proceeding) and shall apply with full force and effect with respect to all collateral acquired by such Obligor and to all Senior Obligations or Subordinated Debt incurred by such Obligor, subsequent to such commencement, if any.
(vi) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Subordinated Creditor even if all or part of the Senior Obligations or the security interests or liens securing the Senior Obligations are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any representative of such holder.
(vii) Nothing contained herein shall prohibit or in any way limit the Senior Agent or the Senior Creditors from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Subordinated Creditor or any Person acting on behalf thereof.
(c) Subordinated Debt Payment Restrictions.
(i) Notwithstanding the terms of the Subordinated Debt Documents, each Obligor hereby agrees that it may not make, and the Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Obligations are Paid-In-Full, other than Permitted Subordinated Debt Payments subject, with respect to any payment made while a Proceeding is pending in respect of any Obligor, to the terms of Section 2(b) of this Agreement; provided that each Obligor and each Subordinated Creditor further agrees that no Permitted Subordinated Debt Payment (other than a Permitted Subordinated Debt Conversion) may be made by any Obligor or accepted by such Subordinated Creditor if, at the time of such payment:
(A) such Subordinated Creditor shall have received a Senior Debt Default Notice stating that a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or
(B) (1) such Subordinated Creditor shall have received a Senior Debt Default Notice stating that a Senior Non-Payment Default exists or would be created by the making of such payment, (2) such Senior Non-Payment Default shall not have been cured or waived and (3) 180 days shall not have elapsed since the date such Senior Debt Default Notice was received.
(ii) The Obligors may resume making Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of Section 2(c)(i)) in respect of the Subordinated Debt or any judgment with respect thereto:

(A) in the case of a Senior Payment Default referred to in Section 2(c)(i)(A), upon the earlier to occur of (1) a cure or waiver thereof or (2) the expiration of such period of 180 days from the date such Senior Debt Default Notice was received provided that no Senior Creditor shall have initiated an Enforcement Action or Lien Enforcement Action on or before the expiration of such 180-day period; or
(B) in the case of a Senior Non-Payment Default referred to in Section 2(c)(i)(B), upon the earlier to occur of (1) the cure or waiver of such Senior Non-Payment Default or (2) the expiration of such period of 180 days from the date such Senior Debt Default Notice was received provided that no Senior Creditor shall have initiated an Enforcement Action or Lien Enforcement Action on or before the expiration of such 180-day period.
(iii) For the purposes of this Section 2(c), no Senior Debt Default shall be deemed to have been waived unless and until the Obligors shall have received written confirmation thereof from the Senior Agent.
(iv) In the event the Subordinated Creditor shall not have exercised the Permitted Subordinated Debt Conversion on or before the maturity date of the Subordinated Debt and the Subordinated Debt shall remain outstanding on such maturity date, so long as no Senior Debt Default shall have occurred or be continuing (other than a Senior Debt Default resulting from the failure to pay the Subordinated Debt on such maturity date) (A) the Obligors may pay interest (including default interest, if any) to the Subordinated Creditor and (B) the Senior Creditors shall use their commercially reasonable efforts, acting in good faith, to reach an agreement with the Subordinated Creditor and the Senior Obligors to an amortization schedule in respect of the principal portion of the Subordinated Debt.
(d) Subordinated Debt Standstill Provisions.
(i) Until the Senior Obligations are Paid-In-Full, the Subordinated Creditor shall not take any Enforcement Action with respect to the Subordinated Debt.
Notwithstanding the foregoing, the Subordinated Creditor may file proofs of claim against any Obligor and vote such claims in any Proceeding involving such Obligor. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Creditor shall in any event be held in trust by it for the benefit of the Senior Agent and the other Senior Creditors and promptly paid or delivered to the Senior Agent for the benefit of the Senior Creditors in the form received until all Senior Obligations are Paid-In-Full.
(ii) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Obligations by the Senior Creditors such acceleration is rescinded (whether or not any existing Senior Debt Default has been cured or waived), then all Enforcement Actions taken by the Subordinated Creditor shall likewise be rescinded if such Enforcement Actions are based solely on the acceleration of the Senior Obligations.
(iii) Notwithstanding anything herein to the contrary, no provision herein shall prevent the Subordinated Creditor from (i) taking any action described in clause (b) of the definition of “Enforcement Action” strictly to the extent necessary to prevent any claim becoming time-barred as a result of any applicable statute of limitation or similar restriction on claims or (ii) seeking specific performance to compel the Obligors to comply with an obligation under the Subordinated Debt Documents, so long as it is not accompanied by a claim for monetary damages.

(e) Incorrect Payments. If any Distribution on account of the Subordinated Debt not permitted to be made by any Obligor or accepted by the Subordinated Creditor under this Agreement is made and received by the Subordinated Creditor, such Distribution shall be held in trust by such Subordinated Creditor for the benefit of the Senior Agent and the other Senior Creditors and shall be promptly paid over to the Senior Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Obligations then remaining unpaid, until all of the Senior Obligations are Paid-In-Full.
(f) Subordination of Liens and Security Interests; Agreement Not to Contest. Until the Senior Obligations have been Paid-In Full, any liens and security interests of the Subordinated Creditor in the Obligor Collateral or that may exist in breach of such Subordinated Creditor’s agreement pursuant to Section 3 or Section 4 of this Agreement or otherwise shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the Senior Agent and the other Senior Creditors in the Obligor Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. The Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Obligations, the Senior Debt Documents, or the liens and security interests of the Senior Agent or any other Senior Creditor in the Collateral.
(g) Sale, Transfer or other Disposition of Subordinated Debt.
(i) The Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document, or any interest therein (provided that the Subordinated Creditor may pledge and create a security interest its rights, title and interest in, to and under the Subordinated Debt and one or more of Subordinated Debt Documents in favor Royal Bank of Canada, as administrative agent (or any successor administrative agent) (“RBC”) in accordance with the $90 million senior credit agreement, dated as of April 26, 2007, as amended (the “RBC Credit Facility”), by and among the Subordinated Creditor, the lenders party thereto and RBC) (A) without giving prior written notice of such action to the Senior Agent, and (B) unless, prior to the consummation of any such action, the transferee thereof (including, without limitation, RBC in the event ownership of the Subordinated Creditor’s rights, title and interest in, to and under such collateral is transferred to RBC in connection with the exercise of RBC’s rights and remedies in respect of the RBC Credit Facility) shall execute and deliver to the Senior Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Obligations as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the other Senior Creditors arising under this Agreement.
(ii) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the Subordinated Creditor shall ensure that the subordination effected hereby survives any such prohibited sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of such Subordinated Creditor, as provided in Section 16 hereof.

(h) Legends. Until the termination of this Agreement in accordance with Section 23 hereof, the Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Credit Agreement, the Subordinated Debenture and each other Subordinated Debt Document, the following legend:
“This document and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of January 31, 2008 among ALLIS-CHALMERS ENERGY INC. (the “Subordinated Creditor”), STANDARD BANK PLC, as the Senior Agent for the Senior Creditors identified therein (the “Senior Agent”) and acknowledged by BCH LTD, a corporation organized and existing under the laws of the Province of Alberta, Canada (“BCH”) and BCH ENERGY DO BRASIL SERVIÇOS DE PETRÓLEO LTDA., a company organized and existing under the laws of Brazil (“BCH Brazil”, and together with BCH, collectively, the “Obligors”), and BRAZALTA RESOURCES CORP., to all amounts (including principal, interest and fees) owed by the Obligors pursuant to that certain Credit Agreement dated as of June 26, 2007, among the Obligors, the Senior Agent and the Senior Creditors, as such Credit Agreement (subject to the terms of the Subordination Agreement) has been and hereafter may be amended, supplemented, restated or otherwise modified from time to time; and each holder of this document, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement. Notwithstanding anything herein to the contrary, the lien and security interest, if any, granted pursuant to this document and the exercise of any right or remedy by the grantee hereunder are subject to the provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and this document, the terms of the Subordination Agreement shall govern and control”
(i) Reliance. Other than any reliance on the terms of this Agreement, the Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, acknowledges that it and such Senior Creditors have, independently and without reliance on the Subordinated Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Senior Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Debt Documents or this Agreement. The Subordinated Creditor acknowledges that it has, independently and without reliance on the Senior Creditors, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Subordinated Debt Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Subordinated Debt Documents or this Agreement
(j) Obligations Hereunder Not Affected. All rights and interest of the Senior Creditors and the Senior Agent hereunder, and all agreements and obligations of the Subordinated Creditor, and each Obligor and each other Senior Obligor, shall (subject in any case to Sections 3(a) and 3(b)) remain in full force and effect irrespective of:
(i) any lack of validity or enforceability of any Senior Debt Documents or any Subordinated Debt Documents, or any lack of perfection of any Lien held by the Senior Agent or the Subordinated Creditor;
(ii) Except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Obligations or Subordinated Debt, or any other amendment or waiver or modification of the terms of any Senior Debt Document or Subordinated Debt Document;

(iii) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Debt or any guarantee thereof;
(iv) any failure of any Senior Creditor or the Senior Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement, the Senior Credit Agreement or any other Senior Debt Document;
(v) any reduction, limitation, impairment or termination of the Senior Obligations for any reason (other than the defense of payment in full of the Senior Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Obligor and Senior Obligor and each Subordinated Creditor hereby waive any right to or claim of) any defense (other than the defense of payment in full of the Senior Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Obligations;
(vi) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor or Senior Obligor; and
(vii) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Senior Obligations) available to, or a discharge of, any Obligor or Senior Obligor or the Subordinated Creditor in respect of this Agreement.
This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Senior Creditor or the Senior Agent upon the insolvency, bankruptcy or reorganization of any Obligor or Senior Obligor or otherwise, all as though such payment had not been made. The Subordinated Creditor acknowledges and agrees that the Senior Creditors and the Senior Agent may in accordance with the terms of the Senior Credit Agreement, without notice or demand and without affecting or impairing the Subordinated Creditors’ obligations hereunder, but subject to Sections 3(a) and 3(b), from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Senior Obligations or any part thereof, including, without limitation, to increase or decrease the rate of interest thereon or the principal amount thereof; (ii) take or hold security for the payment of the Senior Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) subject to compliance with applicable laws, apply such security and direct the order or manner of sale thereof as the Senior Agent and the Senior Creditors in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Obligor or Senior Obligor or any other Person.
(k) Permitted Subordinated Debt Conversion. Nothing in this Agreement shall prohibit or restrict the Permitted Subordinated Debt Conversion by the Subordinated Creditor at any time.

Section 3. Lien Priorities.
(a) Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Subordinated Debt granted on the Obligor Collateral or of any Liens securing the Senior Obligations granted on the Obligor Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Subordinated Debt Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Senior Obligations or any other circumstance whatsoever, the Subordinated Creditor hereby agrees that:
(i) any Lien on the Obligor Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Obligor Collateral securing any Subordinated Debt;
(ii) any Lien on the Obligor Collateral securing any Subordinated Debt now or hereafter held by or on behalf of the Subordinated Creditor or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Obligor Collateral securing any Senior Obligations; and
(iii) all Liens on the Obligor Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Obligor Collateral securing any Subordinated Debt for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Obligors, any other Senior Obligor or any other person.
(b) Prohibition on Contesting Liens. Each of the Subordinated Creditor, and the Senior Agent, for itself and on behalf of each Senior Creditor, agrees that it will not (and hereby waives any right to) contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, perfection, validity or enforceability of a Lien held by or on behalf of any of the Senior Creditors in the Collateral or by or on behalf of the Subordinated Creditor in the Obligor Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Creditors to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Obligations as provided in Sections 3(a) and 4(a).
(c) No New Liens. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor or any Senior Obligor, the parties hereto and the Obligors and Senior Obligors agree that the Obligors and Senior Obligors shall not grant or permit any additional Liens on any asset or property to secure any Subordinated Debt unless it has granted or concurrently grants a Lien on such asset or property to secure the Senior Obligations which shall be senior to the Lien securing the Subordinated Debt as provided in Section 3(a).
To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Agent and/or the Senior Lenders, the Subordinated Creditor agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3(c) shall be subject to Section 5(b).

(d) Similar Liens and Agreements. The parties hereto agree that it is their intention that the Obligor Collateral securing the Senior Obligations and the Subordinated Debt be identical to the extent that the Obligor Collateral constitutes a Lien on (i) all right, title and interest of BCH in, to and under present and after-acquired real and personal property of BCH and (ii) all right, title and interest of BCH Brazil in all insurance policies assigned to the Subordinated Creditor in accordance with the Subordinated Debt Documents (it being understood and agreed that, other than specifically identified in these clauses (i) and (ii), there shall exist no other Liens on the Collateral in favor of the Subordinated Creditor for so long as this Agreement is in effect). In furtherance of the foregoing and of Section 13(a), the parties hereto agree, subject to the other provisions of this Agreement:
(i) upon request by the Senior Agent or the Subordinated Creditor, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Obligor Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Debt Documents and the Subordinated Debt Documents; and
(ii) that the documents and agreements creating or evidencing the Obligor Collateral, subject to the final sentence of Section 7(a), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.
Section 4. Enforcement
(a) Exercise of Remedies.
(i) Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor or Senior Obligor, the Subordinated Creditor:
(A) will not exercise or seek to exercise any rights or remedies with respect to any Obligor Collateral or take possession of, sell or otherwise realize (judicially or non judicially) upon any of the Obligor Collateral (including, without limitation, through the notification of account debtors or the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Subordinated Creditor is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) (any such action, a “Lien Enforcement Action);
(B) will not contest, protest or object to any foreclosure proceeding or action brought by the Senior Agent or any Senior Creditor or any other exercise by the Senior Agent or any Senior Creditor of any rights and remedies relating to the Obligor Collateral under the Senior Debt Documents or otherwise; and
will not object to the forbearance by the Senior Agent or the Senior Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Obligor Collateral.
(ii) Until the Discharge of Senior Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor or Senior Obligor, the Senior Agent and the Senior Creditors shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Obligor Collateral without any consultation with or the consent of the Subordinated Creditor. The Senior Agent shall provide at least five (5) days notice to the Subordinated Creditor of its intent to exercise and enforce its rights or remedies with respect to the Obligor Collateral. In exercising rights and remedies with respect to the Obligor Collateral, the Senior Agent and Senior Creditors may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the Senior Agent or the Senior Creditors to sell or otherwise dispose of Obligor Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(iii) Notwithstanding the foregoing, the Subordinated Creditor may:
(A) file a claim or statement of interest with respect to the Subordinated Debt; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Obligor;
(B) take any action (not adverse to the priority status of the Liens on the Obligor Collateral securing the Senior Obligations, or the rights of any Senior Creditor to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Obligor Collateral;
(C) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Creditor, including any claims secured by the Obligor Collateral, if any, in each case in accordance with the terms of this Agreement;
(D) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, otherwise in accordance with the terms of this Agreement, with respect to the Subordinated Debt; and
(E) exercise any Lien Enforcement Action with respect to the Collateral after the Discharge of the Senior Obligations.
The Subordinated Creditor agrees that it will not take or receive any Obligor Collateral or any proceeds of Obligor Collateral in connection with the exercise of any Lien Enforcement Action in its capacity as a creditor, unless and until the Discharge of Senior Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in Section 4(a) and this Section 4(a)(iii), the sole right of the Subordinated Creditor with respect to the Obligor Collateral is to hold a Lien on the Obligor Collateral pursuant to the Subordinated Debenture for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.
(iv) Subject to Sections 4(a)(i) and (iii):
(A) the Subordinated Creditor agrees that it will not take any action that would hinder any exercise of remedies under the Senior Debt Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Obligor Collateral, whether by foreclosure or otherwise;

(B) the Subordinated Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or Senior Creditors seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Senior Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Senior Agent or Senior Creditors is adverse to the interest of the Subordinated Creditor; and
(C) the Subordinated Creditor hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Debt Documents other than this Agreement) shall be effective to restrict or deemed to restrict in any way the rights and remedies of the senior Agent or the Senior Creditors with respect to the Obligor Collateral as set forth in this Agreement and the Senior Debt Documents.
(v) Except as specifically set forth in Sections 4(a)(i) and (iv), the Subordinated Creditor may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Subordinated Debt Documents and applicable law; provided that in the event that the subordinated Creditor becomes a judgment Lien creditor in respect of Obligor Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Subordinated Debt are subject to this Agreement.
(vi) Except as specifically set forth in Sections 2, 4(a)(i) and (iv), nothing in this Agreement shall prohibit the receipt by the Subordinated Creditor of the required payments of interest, principal and other amounts owed in respect of the Subordinated Debt so long as such receipt is not the direct or indirect result of the exercise by the Subordinated Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Senior Agent or the Senior Creditors may have with respect to the Obligor Collateral.
Section 5. Payments.
(a) Application of Proceeds. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor or Senior Obligor, all Obligor Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection or realization on, such Obligor Collateral upon the exercise of any rights or remedies by the Senior Agent or Senior Creditors, shall be applied by the Senior Agent first to the Senior Obligations in such order as specified in the relevant Senior Debt Documents. Upon the Discharge of Senior Obligations, any remaining Obligor Collateral or proceeds thereof shall be delivered to the Subordinated Creditor in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Subordinated Creditor to the Subordinated Debt in such order as specified in the Subordinated Debt Documents.
(b) Payments Over. So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Obligors or Senior Obligors, any Obligor Collateral or proceeds thereof received by the Subordinated Creditor in connection with the exercise of any right or remedy (including set-off) relating to the Obligor Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as agent for the Subordinated Creditor. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Obligations.

Section 6. Other Agreements.
(a) Releases.
(i) If in connection with the exercise of the Senior Agent’s rights and remedies in respect of the Obligor Collateral provided for in Section 4(a)(ii), the Senior Agent, for itself or on behalf of any of the Senior Creditors, releases any of its Liens on any part of the Obligor Collateral or releases any guarantor from its obligations under its guarantee of the Senior Obligations, then the Liens, if any, of the Subordinated Creditor on such Obligor Collateral, and the obligations of such guarantor under its guarantee of the Subordinated Debt, shall be automatically, unconditionally and simultaneously released without any action on the part of the Subordinated Creditor . The Subordinated Creditor promptly shall execute and deliver to the Senior Agent or such guarantor such termination statements, releases and other documents as the Senior Agent or such guarantor may request to effectively confirm such release.
(ii) If in connection with any sale, lease, exchange, transfer or other disposition of any Obligor Collateral (collectively, a “Disposition”) permitted under the terms of the Senior Debt Documents and the Subordinated Debt Documents (other than in connection with the exercise of the Senior Agent’s rights and remedies in respect of the Obligor Collateral provided for in Section 4(a)(ii)), the Senior Agent, for itself or on behalf of any of the Senior Creditors, releases any of its Liens on any part of the Obligor Collateral, or releases any guarantor from its obligations under its guarantee of the Senior Obligations, in each case other than in connection with the Discharge of Senior Obligations, then the Liens, if any, of the Subordinated Creditor , on such Obligor Collateral, and the obligations of such guarantor under its guarantee of the Subordinated Debt, shall be automatically, unconditionally and simultaneously released without any action on the part of the Subordinated Creditor. The Subordinated Creditor promptly shall execute and deliver to the Senior Agent or such guarantor such termination statements, releases and other documents as the Senior Agent or such guarantor may request to effectively confirm such release.
(iii) Until the Discharge of Senior Obligations occurs, the Subordinated Creditor hereby irrevocably constitutes and appoints the Senior Agent and any officer or agent of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Creditor in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of this Section 6, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 6, including any endorsements or other instruments of transfer or release.
(b) Insurance. Unless and until the Discharge of Senior Obligations has occurred, the Senior Agent and the Senior Creditors shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Debt Documents, to adjust settlement for any property or casualty insurance policy covering the Obligor Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Obligor Collateral. Unless and until the Discharge of Senior Obligations has occurred, and subject to the rights of the Obligors under the Senior Debt Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Obligor

Collateral shall be paid to the Senior Agent for the benefit of the Senior Creditors pursuant to the terms of the Senior Debt Documents and thereafter, to the extent no Senior Obligations are outstanding, and subject to the rights of the Obligors under the Subordinated Debt Documents, to the Subordinated Creditor to the extent required under the Subordinated Debt Documents and then, to the extent no Subordinated Debt is outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Senior Obligations has occurred, if the Subordinated Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and promptly pay such proceeds over to the Senior Agent in accordance with the terms of Section 6(b).
(c) No Waiver of Lien Priorities. No right of the Senior Agent, the Senior Creditors or any of them to enforce any provision of this Agreement or any Senior Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or Senior Obligor or by any act or failure to act by any Senior Creditor or Senior Agent, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement, any of the Senior Debt Documents or any of the Subordinated Debt Documents, regardless of any knowledge thereof which the Senior Agent or the Senior Creditors, or any of them, may have or be otherwise charged with.
(d) Purchase Rights. Without prejudice to the enforcement of the Senior Creditors’ remedies, the Senior Creditors agree that, within 30 days following receipt by the Subordinated Creditor of a Senior Debt Default Notice in respect of a payment or bankruptcy default under the Senior Credit Agreement or an acceleration of the Senior Obligations in accordance with the terms of the Senior Credit Agreement, the Subordinated Creditor will have the option to purchase the entire aggregate amount of outstanding Senior Obligations (including unfunded commitments under the Senior Credit Agreement) at par plus any applicable prepayment premium, without warranty or representation or recourse, on a pro rata basis across the Senior Creditors; provided that written notice of the exercise of such purchase right shall have been provided to the Senior Agent and all amounts payable in connection with such purchase shall have been paid in full within such 30-day period. If the Subordinated Creditor elects to exercise such right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Agent and the Subordinated Creditor, acting reasonably.
Section 7. Modifications.
(a) Modifications to Senior Debt Documents. The Senior Creditors may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to the Subordinated Creditor and without impairing or releasing the obligations of the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Obligations. The Senior Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Senior Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Subordinated Creditor, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt (or a duly authorized agent on their behalf) bind themselves in a writing addressed to the Subordinated Creditor to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Subordinated Creditor contravene the provisions of this Agreement. In the event any Senior Creditor and the relevant Obligor enter into any amendment, waiver or consent in respect of any of the Senior Debt Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Debt Document relating to the Obligor Collateral or changing in any manner the rights of the Senior Agent, the Senior Creditors, the Obligors or any other Senior Obligor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Subordinated Debt Document without the consent of the Subordinated Creditor or any Obligor provided that no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Subordinated Debt Documents, except to the extent that a release of such Lien is permitted or required by Section 6(a) above.

(b) Modifications to Subordinated Debt Documents. Until the Senior Obligations have been Paid-In-Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Creditor shall not, without the prior written consent of the Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (i) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt, (ii) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (iii) add any event of default or any covenant with respect to the Subordinated Debt or make any change to any event of default or covenant which would have the effect of making such event of default or covenant more restrictive, (iv) change any redemption or prepayment provisions of the Subordinated Debt, (v) alter (or purport or attempt to alter) the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (vi) change any collateral therefor (other than to release collateral), (vii) contravene the provisions of this Agreement) or (viii) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Debt Default, increase the obligations of any Obligor or confer additional material rights on such Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Obligor or Senior Obligor or the Senior Creditors.
Section 8. Representations and Warranties.
(a) Representations and Warranties of Subordinated Creditor. The Subordinated Creditor hereby represents and warrants to the Senior Agent and the other Senior Creditors, as to itself, that as of the date hereof: (i) the Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (ii) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (iii) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (iv) such Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt held by it.
(b) Representations and Warranties of the Senior Agent. The Senior Agent hereby represents and warrants to the Subordinated Creditor that as of the date hereof: (i) the Senior Agent has the power and authority on its own behalf and on behalf of each Senior Creditor to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (ii) the execution of this Agreement by the Senior Agent will not violate or conflict with the organizational documents of the Senior Agent, any material agreement binding upon the Senior Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (iii) this Agreement is the legal, valid and binding obligation of the Senior Agent, enforceable against the Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

(c) No Warranties or Liability. The Senior Agent, on behalf of itself and the Senior Creditors under the Senior Debt Documents, acknowledges and agrees that the Subordinated Creditor has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Debt Documents, the ownership of any Obligor Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Subordinated Creditor will be entitled to manage and supervise its respective loans and extensions of credit under the Subordinated Debt Documents in accordance with law and as it may otherwise deem appropriate. Except as otherwise provided herein, the Subordinated Creditor acknowledges and agrees that the Senior Agent and the Senior Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Obligor Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Subordinated Creditor shall have no duty to the Senior Agent and Senior Creditors, and the Senior Agent and the Senior Creditors shall have no duty to the Subordinated Creditor, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Obligors or Senior Obligor or any other grantor or guarantor (including the Senior Debt Documents and the Subordinated Debt Documents), regardless of any knowledge thereof which they may have or be charged with.
Section 9. Subrogation. Until all Senior Obligations have been Paid-In-Full, the Subordinated Creditor shall be subrogated to the rights of the Senior Agent and the Senior Creditors to receive Distributions with respect to the Senior Obligations until the Subordinated Debt is paid in full. The Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Obligations is recovered from the holders of the Senior Obligations in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Obligations and such Subordinated Creditor shall forthwith deliver the same to the Senior Agent for the benefit of the Senior Creditors for application to the Senior Obligations until the Senior Obligations are Paid-In-Full. A Distribution made pursuant to this Agreement to the Senior Agent or the Senior Creditors which otherwise would have been made to such Subordinated Creditor is not, as between the Obligors and such Subordinated Creditor, a payment by the Obligors to or on account of the Senior Obligations for purposes of determining whether a right of subrogation exists hereunder. The Subordinated Creditor hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred. The Obligors and Senior Obligor acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Subordinated Creditor that are paid over to the Senior Agent or Senior Creditors pursuant to this Agreement shall not reduce any of the Subordinated Debt.
Section 10. Application of Payments. All payments received by the Senior Agent or the Senior Creditors may be applied, in whole or in part, to such part of the Senior Obligations provided for in the Senior Debt Documents. The Subordinated Creditor assents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Debt Obligations and to the addition or release of any other person primarily or secondarily liable therefor.

Section 11. Specific Performance. The Senior Agent and each Senior Creditor may demand specific performance of this Agreement. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Senior Agent or the Senior Creditors.
Section 12. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent and the Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Notwithstanding the foregoing, none of the Senior Obligors shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are adversely affected. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
Section 13. Conditions Subsequent; Further Assurances.
(a) Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
(b) The continuing effectiveness of this Agreement is subject to the following conditions:
(i) Within 30 days of the date hereof, the parties hereto shall enter into a subordination agreement to be governed by the laws of the Republic of Brazil, on substantially the same terms as this Agreement and otherwise reasonably satisfactory to the Senior Agent; and
(ii) Within 30 days of the date hereof, the parties hereto shall enter into a subordination agreement to be governed by the laws of the Province of Alberta, Canada, on substantially the same terms as this Agreement and otherwise reasonably satisfactory to the Senior Agent.
Section 14. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission (receipt electronically confirmed) if transmitted on a Business Day before 12 p.m. Noon (New York City time) or, if not, on the next succeeding business day; or (c) if delivered by overnight courier, one (1) business day after delivery to such courier properly addressed.
Notices shall be addressed as follows:
If to the Senior Agent / Senior Lenders:
Standard Bank PLC, as Senior Agent
320 Park Avenue, 19th Floor
New York, NY 10022

USA
Attention: Malena Funegra
Tel: +1 (212) 407-5125
Fax: +1 (212) 407-5178
Email: malena.funegra@standardbank.com
With a copy to: Martin Revoredo
Tel:+1 (212) 407-5031
Fax: +1 (212) 407-5178
If to Allis-Chalmers Energy Inc.
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Attention: Theodore F. Pound III
Fax: 281.768.3891
Email: tpound@alchenergy.com
If to the Obligors or BRX:
c/o BrazAlta Resources Corp.
500, 816 – 7th Ave SW
Calgary, AB
T2P 1A1
Canada
Attention: Craig Nieboer
Tel: +1 (403) 237 9925
Fax: +1(403) 265 4160
E-mail: cnieboer@brazalta.com
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 14.
Section 15. Several Obligations. The obligations of the Senior Creditors hereunder are several, not joint, and no Senior Creditor shall be liable, directly or indirectly, for any act or omission of any other Senior Creditor.
Section 16. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Agent, the Senior Creditors, the Subordinated Creditor and each Obligor and Senior Obligor. To the extent permitted under the Senior Debt Documents, the Senior Creditors may, from time to time, without notice to the Subordinated Creditor, assign or transfer any or all of the Senior Obligations or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior

Obligations shall, subject to the terms hereof, be and remain Senior Obligations for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Obligations or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Obligations, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. The Senior Agent shall give written notice to the Subordinated Creditor on a timely basis as to any appointment of a successor Senior Agent.
Section 17. Relative Rights. This Agreement shall define the relative rights of the Senior Agent, the Senior Creditors and the Subordinated Creditor. Nothing in this Agreement shall (a) impair, as between the Obligors, the Senior Obligors and the Senior Agent and the Senior Creditors and as between the Obligors and the Subordinated Creditor, the obligation of the Obligors with respect to the payment of the Senior Obligations and the Subordinated Debt, as the case may be, in accordance with their respective terms or (b) affect the relative rights of the Senior Agent, the Senior Creditors or the Subordinated Creditors with respect to any other creditors of the Obligors or Senior Obligors.
Section 18. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Senior Creditors and Subordinated Creditor. None of the Senior Obligors shall have any rights hereunder and none of the Senior Obligors may rely on any of the terms hereof.
Section 19. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
Section 20. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
Section 21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 22. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
Section 23. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until all of the Senior Obligations have been Paid-In-Full, after which this Agreement shall terminate without further action on the part of the parties hereto.
Section 24. Option and Governance Agreement; Pledged BCH Shares; Distributions to BRX.
(a) Notwithstanding anything in this Agreement, the Subordinated Creditor hereby agrees that (i) the exercise of the Subordinated Creditor’s option to purchase from BRX the Equity Interests in BCH held by or on behalf of BRX in accordance with the terms of the Option and Governance Agreement (including without limitation the provisions of Article VIII thereof) shall not be permitted without the prior written consent of the Senior Creditors, (ii) the ESOP Options and ESOP Shares (each as defined in the Option and Governance Agreement) may not be repurchased by BCH without the prior written consent of the Senior Creditors, (iii) no Option Notice (as defined in the Option and Governance Agreement) shall be issued without the prior written consent of the Senior Creditors and (iv) no Change in Control (as defined in the Senior Credit Agreement) shall occur as a result of the operation of Article VIII or Section 10.2 of the Option and Governance Agreement without the prior written consent of the Senior Creditors.

(b) Notwithstanding any provision to the contrary in any Subordinated Debt Document, none of the Subordinated Debt Documents shall impair (i) the Lien and security interest of the Senior Agent, for the benefit of the Senior Creditors, in BRX’s right, title and interest in, to and under the equity interests of BCH pledged to the Senior Agent or (ii) the warrants issued by BCH to the Senior Agent.
(c) Notwithstanding anything contained in this Agreement or in any Subordinated Debt Document, no Distributions shall be made to BRX from any Obligor (including, without limitation, Distributions pursuant to clause (b) or clause (c) of Section 9.1 of the Option and Governance Agreement) without the prior written consent of the Senior Creditors.
Section 25. Applicable Law; Jurisdiction; Consent to Service of Process.
(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or in any such Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 26. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 25.

Section 27. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a party (the “payor”) under this Agreement in US Dollars (the “specified currency”) into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the party to which such sum is due (the “payee”)could purchase the specified currency with such other currency on the business day preceding that on which final judgment is given. The obligation of the payor in respect of any such sum due to the payee shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the business day following receipt by the payee of any sum adjudged to be so due in such other currency, the payee may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the payee in the specified currency, the payor shall, as a separate obligation and notwithstanding any such judgment, indemnify the payee against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the payee in the specified currency, the payee agrees to remit such excess (less remittance costs) to the payor.
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SIGNATURES
IN WITNESS WHEREOF, the Subordinated Creditor, each Obligor and Senior Obligor and the Senior Agent have caused this Agreement to be executed (or acknowledged) as of the date first above written.

STANDARD BANK PLC, as the Senior Agent on behalf of itself and each other Senior Creditor
By:	/s/ Martin Revoreao
	Name:	Martin Revoreao
	Title:	Senior Vice President

By:	/s/ Maria Elena Funegra
	Name:	Maria Elena Funegra
	Title:	Vice President

ALLIS-CHALMERS ENERGY INC., as Subordinated Creditor
By:	/s/ Victor M. Perez
	Name:	Victor M. Perez
	Title:	Chief Financial Officer

[Acknowledgment of Obligors and Senior Obligor follows]

Acknowledgment of Obligors and Senior Obligors
Each of the undersigned accepts notice of subordination created by this Subordination Agreement and agrees that it will take no action inconsistent with this Subordination Agreement and that, except with the prior written approval of the Senior Agent, no payment or Distribution shall be made by any of the undersigned on or with respect to the Subordinated Debt (except in accordance with the provisions of this Subordination Agreement), so long as this Subordination Agreement remains in effect.

BCH LTD.
By:	/s/ Craig Nieboer
	Name:	Craig Nieboer
	Title:	Chief Financial Officer

BCH ENERGY DO BRASIL SERVIÇOS DE PETRÓLEO LTDA.
By:	/s/ Luiz Azevedo
	Name:	Luiz Azevedo
	Title:	Managing Director

BRAZALTA RESOURCES CORP.
By:	/s/ Craig Nieboer
	Name:	Craig Nieboer
	Title:	Chief Financial Officer